Exhibit 99.7

Tender Loving Care Health Care Services, Inc. et al.	Case No.	02-88020-SB
Debtor
	Reporting Period	July 2004

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

	July (6/26/04-7/30/04)		CUMULATIVE FROM 11/08/02
(000’s)	ACTUAL	BUDGET [1]	ACTUAL	BUDGET [1]
Cash - Beginning of Month	$28,378	$(2,201)	$(775)	$(775)

RECEIPTS
Accounts Receivable - Medicare PPS	18,689	18,792	321,137	301,641
Accounts Receivable - Medicare Hospice	850	818	15,100	13,008
Accounts Receivable - Non-Medicare	3,507	3,490	76,049	71,586
Other	84	120	2,142	1,246
Total Receipts	23,130	23,220	414,428	387,481

DISBURSEMENTS
Advertising	191	200	2,663	3,068
Insurance	141	140	3,100	3,456
Payroll and Payroll Taxes	16,279	16,194	271,963	266,176
Subcontractors	1,657	1,690	28,712	28,662
Licensee Royalties	1,168	1,100	22,118	24,154
Rent/Utilities	818	811	10,320	10,064
Other Professional Fees	66	90	1,269	1,451
Medical Supplies	191	200	2,788	3,610
Medline	166	200	3,057	3,068
Capital Expenditures	172	135	964	1,191
Leases	242	210	4,538	6,176
Restructuring Professional Fees	142	230	4,722	6,015
Gallatin - Non Payroll	853	965	12,267	12,501
Office Supplies	250	115	2,235	2,656
Other [2]	919	784	14,684	16,659
Total Disbursements [1]	23,255	23,064	385,400	388,907

Net Cash Flow (Receipts Less Disbursements)	(125)	156	29,028	(1,426)

Cash - End of Month	$28,253	$(2,045)	$28,253	$(2,201)

[1]         Budgeted balance reflects budgeted activity on a discrete weekly basis without regard to adjustments at each budget period-end for cash disbursements delayed to subsequent weeks.

[2]         The Centers for Medicare & Medicaid Services (“CMS”) have advised home health care providers that it would seek recovery of overpayments that were made to patients who had, within 14 days of the start of home health care, been discharged from inpatient facilities, including hospitals, rehabilitation and skilled nursing units (“MO175”) CMS had previously indicated that these recoveries would occur in June 2004, however these recoveries have been postponed until January 05.  TLCS originally budgeted $3.1M for “MO175” during the week ended June 18, 2004.

Tender Loving Care Health Care Services, Inc. and Subsidiaries

Debtors-In-Possession

CONSOLIDATED STATEMENTS OF INCOME (in $000s)

(Post-Petition)

	For The One Month Ended July 31, 2004	For The Period From November 9, 2002 Through July 31, 2004
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$20,195	$408,495

Net Revenues	20,195	408,495

Operating Expenses:
Service costs	9,703	196,007

Gross Margin	10,492	212,488
	52.0%	52.0%

General and administrative expenses:
Personnel costs	6,038	116,939
Insider and Other Compensation	189	3,921
Occupancy costs	581	11,715
Bad debt expense	151	2,414
Other	1,699	42,545

Total General and Administrative Expenses	8,658	177,535

Income from Operations	1,834	34,953

Other Expenses (Income):
Interest expense	3	2,805
Depreciation and amortization	219	5,842
Other expense (income)	(6)	(188)

Other Expenses - Net	216	8,459

Income before Reorganization Items	1,618	26,494

Reorganization Items:
Professional fees and other	346	7,461
Creditor Settlements [1],[2]	—	(980)[1]

Reorganization Expenses - Net	346	6,481

Income Before Income Tax Provision	1,272	20,013

Income Tax Provision	128	1,603

Net Income	1,144	18,410

Accumulated (Deficit), Beginning of the Period	(186,501)	(203,767)

Accumulated (Deficit)	$(185,357)	$(185,357)

[1],[2]  see attached Notes to Condensed Consolidated Financial Statements

Tender Loving Care Health Care Services, Inc. ( “TLCS”)

Notes to Condensed Consolidated Financial Statements

As of July 31, 2004 and for the One Month then ended (*)

(Unaudited)

(in $000s)

Note [1] - Creditor Settlements :

Creditor Settlements in the amount of $980 recorded during the fiscal year ended March 31, 2004 primarily consist of the following:

Settlement of Capital Lease:

The HBOC McKesson secured debt (GE Capital note) was settled in Aug. 2003 at $2.5 million, payable over 18 months ending Dec. 2004.  There was no significant  gain/(loss) because the reduction in liability of approximately $1.9 million was offset by the reduction of the value of the HBOC Leased Software.  This offset is in accordance with SFAS-13, which requres that under a new lease agreement for capital equipment, the present balance of the asset shall be adjusted by the amount equal to the difference between the present value of the future minimum lease payments under the new agreement and the present balance of the obligation.

Settlement of Operating Lease:

In Sept. 2003, TLCS completed a settlement to renegotiate the terms of its Lake Success, N.Y.National Support Center operating lease agreement.  The expiration date of the agreement remains at 9/30/05.  Approximately 40% of the office space has been unused and unoccupied since November 2001.  Pursuant to the new agreement, the company was relieved of its commitment for this unused space.  The remaining liability for the unused space as of 9/30/2003 was approximately $ 1.4 million, which has been eliminated and reflected as a reorganization gain.

Settlement of Payroll Tax Liability:

Includes a net loss of approximately $200 thousand for a proposed agreement to settle pre-petition payroll tax liabilities, primarily related to excess Federal refunds received in prior years.

Note [2] - CMS Settlement:

In October 2003, TLCS completed a settlement agreement with the Federal Department of Health and Human Services, Centers for Medicare and Medicaid Services (“CMS”).  This agreement became effective in October 2003 upon an order of the Bankruptcy Court approving this Agreement.  This agreement covered substantially all asserted and unasserted CMS Medicare claims in connection with services furnished by TLCS through September 30, 2002. The terms of the Agreement require payment of $17 million payable commencing upon TLCS’ emergence from reorganization.  Such payments shall be made over five years in sixty equal installments of principal plus interest at 6% per annum, less the aggregate amount of adequate protection payments made during the period from January 2003 to the eventual emergence date from reorganization.  Through July 2004, TLCS has paid an aggregate of $1,615,000 in adequate protection payments.  In addition to the matters covered by this agreement, certain open CMS matters require some final settlement, the amount of which has not yet been determined.  TLCS is currently negotiating the terms of these additional matters.

(*)         TLCS provides results of operations for the period from November 8, 2002 through July 31, 2004 in its Monthly Operating Report.

Tender Loving Care Health Care Services, Inc. and Subsidiaries

Debtors-In-Possession

CONDENSED CONSOLIDATED BALANCE SHEETS (in $000s)

(UNAUDITED)
July 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$27,836
Accounts receivable, net of allowance for doubtful accounts and deferred revenue of $5,495 and $11,971, respectively	22,421
Prepaid expenses and other current assets	2,579

Total Current Assets	52,836

Property and Equipment, at cost less accumulated depreciation of $5,839	5,796

Other Assets:
Goodwill	292
Due from parent company	5,669
Deposits, investments, and notes receivable	879

Total Assets	$65,472

LIABILITIES
LIABILITIES NOT SUBJECT TO COMPROMISE:
Current Liabilities:
Accounts payable	$3,815
Accrued payroll and payroll related expenses	10,657
Accrued expenses and other current liabilities	10,838

Total Liabilities Not Subject To Compromise	25,310

LIABILITIES SUBJECT TO COMPROMISE:
Creditors holding secured claims	99,949
Creditors holding unsecured priority claims	5,588
Creditors holding unsecured nonpriority claims	66,082

Total Liabilities Subject To Compromise	171,619

Total Liabilities	196,929

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock	147
Additional Capital	53,753
Accumulated (Deficit)	(185,357)

Total Stockholders’ Equity (Deficit)	(131,457)

Total Liabilities and Stockholders’ Equity (Deficit)	$65,472

Tender Loving Care Health Care Services, Inc. et al			Case No.	02-88020-SB
In re:	Debtors	(Jointly Administered)	Reporting Period:	July 31, 2004
			Federal Tax I.D.#	11-3476656

SUMMARY OF UNPAID POST-PETITION DEBTS

Attach aged listing of accounts payable.

	Number of Days Past Due
	Current	0-30	31-60	61-90	Over 90	Total
Accounts Payable	2,866	106	49	794		3,815
Taxes Payable (refer to FORM MOR-4)	—					—
Wages Payable and Other Payroll Related	10,657					10,657
HBOC/McKesson Liability	445					445
Rent/Leases - Building/Equipment (Estimated)						—
Maryland Medicaid Liability	950					950
Professional Fees	309	20				329
Amounts Due To Insiders*						—
Other: Accrued expenses	9,114					9,114
Other:						—
Total Post-petition Debts	24,341	126	49	794	—	25,310

Explain how and when the Debtor intends to pay any past due post-petition debts:

Accounts payable agings were created by the Date of the Invoice, rather than the Due Date. Further, 30 days were added to the agings as a standard payment term. The majority of the amounts in Past Due Accounts Payable represent invoices with payment terms of longer than 30 days and the remainder represents payments held for reconciliation reasons. All  A/P invoices in “0-30” and “31-60” categories will be paid as they become due, or as invoices are reconciled with vendors.

FORM MOR-4

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Tender Loving Care Health Care Services, Inc. et al			Case No.	02-88020-SB
In re:	Debtors	(Jointly Administered)	Reporting Period:	July 31, 2004
			Federal Tax I.D.#	11-3476656

ACCOUNTS RECEIVABLE RECONCILIATION AND AGING (in $000s)

Accounts Receivable Reconciliation	Amount
Total Accounts Receivable at the beginning of the reporting period	$40,352
Plus: Amounts billed during the period (NOTE 2)	21,059
Less: Amounts collected during the period from FORM MOR-1 (NOTE 1)	(21,453)
Less: Adjustments and Write-Offs	(71)
Total Accounts Receivable at the end of the reporting period	39,887

Accounts Receivable Aging	Amount
0 - 30 days old	18,625
31 - 60 days old	9,091
61 - 90 days old	7,382
91+ days old	4,789
Total Accounts Receivable	39,887

Less: Bad Debts (amounts considered uncollectible) and Deferred (Unearned) Revenue	(17,466)

Net Accounts Receivable	$22,421

(NOTE 1)	Cash collections include the following:
	Amounts from Form MOR-1 to 7/30 (weekly reporting - 5 weeks ended 7/30/04)			$(23,046)
	Cash collected, 6/26/04-6/30/04			1,593
	Recoveries not affecting receivables- July 2004			—
				$(21,453)

(NOTE 2)	Net Revenue (see Substitute Form MOR-2)			$20,195
	Revenue & Sales adjustments - July 2004			(135)
	Current Month adjustment for MO175 and PEP’s			100
	Increase (Decrease) in Deferred Revenue:	July 2004	$11,971
		June 2004	11,072	899
	Amounts Billed During the Period			$21,059

FORM MOR-5

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